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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 27, 1998
                Date of Report (Date of earliest event reported)


                             MEDNET, MPC CORPORATION
             (Exact name of Registrant as specified in its charter)


         Nevada                       0-17120                   88-0215949
(State or other jurisdiction  (Commission File Number)        (IRS Employer
    of incorporation)                                     Identification Number)



                                871-C Grier Drive
                             Las Vegas, Nevada 89119
                    (Address of principal executive offices)



                                  702-361-3119
              (Registrant's telephone number, including area code)



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Item 5. Other Events

      On January 5, 1998, the Honorable Linda B. Riegle of the United States Bankruptcy Court for the District of Nevada entered an Amended Order Concerning Trading in Mednet Securities (the "Order"). The Order imposes certain restrictions on the trading of Mednet, MPC Corporation's ("Mednet") equity securities to preserve Mednet's net operating loss carryforwards. The Order is to remain in effect until March 28, 1998.

      In particular, the Order provides that any person that seeks to purchase or sell equity securities of Mednet must provide certain information to Mednet and Deloitte & Touche before consummating any proposed trade. The proposed trade is stayed pending further order of the Court if it involves either (i) any Transfer (as defined) of Shares of Mednet by (or to) a five percent holder of Shares of Mednet (including any person or entity who would become a five percent holder of Shares of Mednet as a result of a proposed Transfer) or (ii) any Transfer of Shares that would cause, in the aggregate, a forty-five percent or greater change in the ownership of the Shares of Mednet during the relevant time period under Section 382 of the Internal Revenue Code.

      Reference is made to the conformed Order attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

      (c) Exhibits:

            99.1 Amended Order Concerning Trading in Mednet Securities entered
                 January 5, 1998.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEDNET, MPC CORPORATION

Date: January 27, 1998

                                          By: /s/ Robert A. Bagdasarian
                                              -----------------------------
                                              Name: Robert A. Bagdasarian
                                              Title: Chief Executive Officer
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                                  Exhibit Index

     Exhibit Number                         Description
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         99.1                     Amended Order Concerning Trading
                                  in Mednet Securities entered January 5, 1998.